UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 2, 2007

DOMINION RESOURCES, INC.

(Exact Name of Registrant as Specified in Its Charter)

VIRGINIA	001-08489	54-1229715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 TREDEGAR STREET RICHMOND, VIRGINIA	23219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

In November 2006, we announced our decision to pursue the disposition of all of our oil and natural gas exploration and production (E&P) operations and assets, with the exception of those located in the Appalachian Basin. At December 31, 2006, our natural gas and oil assets—excluding the Appalachian Basin—included about 5.5 trillion cubic feet of proved reserves. The Appalachian assets that we will retain constituted approximately 15% of our total reserves at December 31, 2006.

In connection with this process, on July 2, 2007, we completed the sale to Eni Petroleum Co. Inc. (Eni Petroleum) of substantially all of our offshore E&P operations for approximately $4.73 billion. Our offshore operations included approximately 967 billion cubic feet equivalent (bcfe) of proved natural gas and oil reserves in the outer continental shelf and deepwater areas of the Gulf of Mexico at December 31, 2006. Of this total, approximately 961 bcfe were sold to Eni Petroleum. Eni Petroleum’s obligations under the agreement are guaranteed by its parent company, Eni S.p.A. Remaining offshore E&P operations were disposed of in a separate transaction at the end of June 2007.

Additionally, we have sold or entered into agreements to sell the following E&P operations:

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On June 26, 2007, we completed the sale of our Canadian E&P operations to Paramount Energy Trust and Baytex Energy Trust for approximately $624 million. These operations included approximately 267 bcfe of proved reserves in western Canada at December 31, 2006.

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In June 2007, we reached an agreement to sell our E&P operations in the Alabama, Michigan and Permian basins to Loews Corporation for approximately $4.025 billion. The transaction is expected to close by August 2007, subject to customary closing conditions and adjustments. These operations included approximately 2.5 trillion cubic feet equivalent (Tcfe) of proved reserves at December 31, 2006.

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In June 2007, we reached an agreement to sell our E&P operations in the Gulf Coast, Rockies, South Louisiana and San Juan basin of New Mexico to XTO Energy, Inc. for approximately $2.5 billion. The transaction is expected to close by August 2007, subject to customary closing conditions and adjustments. These operations included approximately 1 Tcfe of proved reserves at December 31, 2006.

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In June 2007, we reached an agreement to sell our E&P operations in the Mid-Continent basin to Linn Energy, LLC for approximately $2.05 billion. The transaction is expected to close by the end of the third quarter of 2007, subject to customary closing conditions and adjustments. These operations included approximately 780 bcfe of proved reserves at December 31, 2006.

With the announcement of the Mid-Continent sale in July, we have now sold or agreed to sell all of the E&P operations that we plan to divest. We have previously announced our intention to use the after-tax proceeds from these dispositions to reduce our outstanding debt by between $3.2 billion to $3.5 billion and to use the remaining net proceeds for repurchasing shares of our common stock.

Item 9.01.	Financial Statements and Exhibits.

(b) Pro Forma Financial Information

In July 2007, we completed the sale to Eni Petroleum of substantially all of our offshore E&P operations for approximately $4.73 billion. Additionally, we have sold or entered into agreements to sell the remainder of our non-Appalachian E&P operations. The following unaudited pro forma condensed consolidated balance sheet of Dominion Resources, Inc. (Dominion) reflects the disposition of all of our non-Appalachian E&P operations as if it had occurred on March 31, 2007. The accompanying unaudited pro forma condensed consolidated statements of income for the three months ended March 31, 2007 and for the year ended December 31, 2006, reflect the disposition of all of our non-Appalachian E&P operations as if it had occurred on January 1, 2007 and 2006, respectively.

The pro forma adjustments are based on the results of our non-Appalachian E&P operations during the periods presented, the impact of the disposition of these operations and other transactions resulting from the disposition. The pro forma adjustments have been made to illustrate the anticipated financial impact of the disposition upon Dominion and are based upon available information and assumptions that Dominion believes to be reasonable at the date of this filing. Consequently, the pro forma financial information presented is not necessarily indicative of the consolidated results of operations that would have been reported had the transaction actually occurred on the dates presented. Moreover, the pro forma financial information does not purport to indicate the future results that Dominion will experience.

DOMINION RESOURCES, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

Three Months Ended March 31, 2007

(Unaudited)

	As Reported	Less: E&P Dispositions	Pro Forma Adjustments		Pro Forma Results
(millions, except per share amounts)
Operating Revenue	$4,712	$628	$—		$4,084

Operating Expenses
Electric fuel and energy purchases	918	—	—		918
Purchased electric capacity	119	—	—		119
Purchased gas	1,148	36	—		1,112
Other energy-related commodity purchases	56	—	—		56
Other operations and maintenance	857	146	—		711
Depreciation, depletion and amortization	422	201	—		221
Other taxes	184	39	—		145

Total operating expenses	3,704	422	—		3,282

Income from operations	1,008	206	—		802

Other income	50	—	—		50
Interest and related charges	259	—	(63	)(1)	196

Income from continuing operations before income tax expense and minority interest	799	206	63		656
Income tax expense	313	75	25	(2)	263
Minority interest	5	—	—		5

Income from continuing operations	$481	$131	$38		$388

Earnings Per Share
Income from continuing operations – Basic	$1.38				$1.32
Income from continuing operations – Diluted	$1.37				$1.31

Weighted average shares outstanding – Basic	348.4	—	(55.0	)(3)	293.4
Weighted average shares outstanding – Diluted	350.8	—	(55.0	)(3)	295.8

(1)	Represents the decrease in interest expense expected to result from the repayment of $3.4 billion in debt with a portion of the expected proceeds from the disposition of our non-Appalachian E&P operations (disposition). This amount is comprised of $2.5 billion in long term debt being retired pursuant to our pending Offer to Purchase dated June 13, 2007 which is scheduled to expire on July 11, 2007; $500 million of bank debt incurred at our Consolidated Natural Gas Company (CNG) subsidiary which was repaid prior to the merger of that subsidiary with and into Dominion, effective June 30, 2007; $200 million of junior subordinated notes originally issued by CNG, which have been called for redemption on July 17, 2007 and $200 million of senior notes originally issued by our and CNG’s subsidiary Dominion Oklahoma Texas Exploration and Production, Inc., which were redeemed on June 29, 2007.
(2)	Reflects the income tax effects of the pro forma adjustments associated with the disposition of our non-Appalachian E&P operations based on the weighted average statutory rates for all jurisdictions that would have applied during the period.
(3)	Reflects our announced plan to repurchase 55 million shares at a price of not more than $92 per share, with a portion of the proceeds received from the disposition.

DOMINION RESOURCES, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

Year Ended December 31, 2006

(Unaudited)

	As Reported	Less: E&P Dispositions	Pro Forma Adjustments		Pro Forma Results
(millions, except per share amounts)
Operating Revenue	$16,482	$2,982	$—		$13,500

Operating Expenses
Electric fuel and energy purchases	3,236	—	—		3,236
Purchased electric capacity	481	—	—		481
Purchased gas	2,937	409	—		2,528
Other energy-related commodity purchases	1,022	165	—		857
Other operations and maintenance	3,280	418	—		2,862
Depreciation, depletion and amortization	1,606	743	—		863
Other taxes	575	132	—		443

Total operating expenses	13,137	1,867	—		11,270

Income from operations	3,345	1,115	—		2,230

Other income	174	2	—		172
Interest and related charges	1,030	1	(254	)(1)	775

Income from continuing operations before income tax expense and minority interest	2,489	1,116	254		1,627
Income tax expense	920	408	99	(2)	611
Minority interest	6	—	—		6

Income from continuing operations	$1,563	$708	$155		$1,010

Earnings Per Share
Income from continuing operations – Basic	$4.47				$3.43
Income from continuing operations – Diluted	$4.45				$3.41

Weighted average shares outstanding – Basic	349.7	—	(55	) (3)	294.7
Weighted average shares outstanding – Diluted	351.6	—	(55	) (3)	296.6

(1)	Represents the decrease in interest expense expected to result from the repayment of $3.4 billion in debt with a portion of the expected proceeds from the disposition of our non-Appalachian E&P operations. This amount is comprised of $2.5 billion in long term debt being retired pursuant to our pending Offer to Purchase dated June 13, 2007 which is scheduled to expire on July 11, 2007; $500 million of bank debt incurred at our CNG subsidiary which was repaid prior to the merger of that subsidiary with and into Dominion, effective June 30, 2007; $200 million of junior subordinated notes originally issued by CNG, which have been called for redemption on July 17, 2007 and $200 million of senior notes originally issued by our and CNG’s subsidiary Dominion Oklahoma Texas Exploration and Production, Inc., which were redeemed on June 29, 2007.
(2)	Reflects the income tax effects of the pro forma adjustments associated with the disposition of our non-Appalachian E&P operations based on the weighted average statutory rates for all jurisdictions that would have applied during the period.
(3)	Reflects our announced plan to repurchase 55 million shares at a price of not more than $92 per share, with a portion of the proceeds received from the disposition.

DOMINION RESOURCES, INC.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of March 31, 2007

(Unaudited)

	As Reported	Less: E&P Dispositions	Pro Forma Adjustments		Pro Forma Results
(millions)
ASSETS
Current Assets	$7,264	$94	$13,801	(1)	$11,952
			(5,060	)(2)
			(3,613	)(3)
			(346	)(4)
Investments	3,853	7	—		3,846
Property, Plant and Equipment
Property, plant and equipment	44,404	9,403	—		35,001
Accumulated depreciation, depletion and amortization	(14,570)	(201)	—		(14,369)

Total property, plant and equipment, net	29,834	9,202	—		20,632
Deferred Charges and Other Assets	7,624	883	(263	)(4)	6,478

Total assets	48,575	10,186	4,519		42,908

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities	10,960	334	(732	)(3)	13,653
			3,759	(4)
Long-Term Debt
Long-term debt	12,371	—	(2,468	)(3)	9,903
Junior subordinated notes payable	1,950	—	(206	)(3)	1,744

Total long-term debt	14,321	—	(2,674)		11,647
Deferred Credits and Other Liabilities
Deferred income taxes and investment tax credits	5,944	—	(2,101	)(4)	3,843
Other	4,103	352	—		3,751

Total deferred credits and other liabilities	10,047	352	(2,101)		7,594

Total liabilities	35,328	686	(1,748)		32,894

Minority Interest	27	—	—		27

Subsidiary Preferred Stock Not Subject to Mandatory Redemption	257	—	—		257

Common Shareholders’ Equity
Common stock – no par	11,344	—	(5,060	)(2)	6,284
Other	1,619	9,500	11,327		3,446

Total common shareholders’ equity	12,963	9,500	6,267		9,730

Total liabilities and shareholders’ equity	$48,575	$10,186	$4,519		$42,908

(1)	Represents expected net cash proceeds of $13.8 billion from the disposition.
(2)	Reflects the impact of our announced plan to repurchase 55 million shares at a price of not more than $92 per share, with a portion of the proceeds received from the disposition.
(3)	Reflects the impact of the use of a portion of the proceeds from the disposition to decrease our outstanding debt. This primarily reflects $2.5 billion in long term debt being retired pursuant to our pending Offer to Purchase dated June 13, 2007 which is scheduled to expire on July 11, 2007; $500 million of bank debt incurred at our CNG subsidiary which was repaid prior to the merger of that subsidiary with and into Dominion, effective June 30, 2007; $200 million of junior subordinated notes originally issued by CNG, which have been called for redemption on July 17, 2007 and $200 million of senior notes originally issued by our and CNG’s subsidiary Dominion Oklahoma Texas Exploration and Production, Inc., which were redeemed on June 29, 2007. This amount also includes any related accrued interest and call premiums.

(4)	Represents the estimated reversal of historic deferred taxes on the properties sold as of March 31, 2007, and the assumed current income taxes payable associated with the gain on sale calculated using the estimated weighted average statutory rates for all applicable jurisdictions.

DOMINION RESOURCES, INC.

NOTES TO CONDENSED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Nonrecurring items related to the dispositions

The following nonrecurring items resulting from the disposition of our non-Appalachian E&P operations have not been reflected in the accompanying condensed pro form consolidated statements of income:

The disposition of our non-Appalachian E&P operations will result in an initial pre-tax charge of approximately $580 million, which will be reported in our second quarter 2007 earnings. This reflects the discontinuance of hedge accounting for certain cash flow hedges related to our non-Appalachian E&P operations since it became probable that the forecasted sales of gas and oil will not occur. In connection with the discontinuance of hedge accounting for these contracts, we will reclassify approximately $580 million of pre-tax losses from AOCI to earnings. We have entered into offsetting positions for these gas and oil derivatives that will minimize the volatility that would have resulted from these contracts being marked to market through earnings.

As a result of the disposition of certain of our onshore E&P operations to Loews Corporation and XTO Energy, Inc., we expect to pay approximately $249 million in connection with the termination of certain volumetric production payment agreements through which we had sold a fixed-term overriding royalty interest in certain of our natural gas reserves. The termination of these contracts will result in a pre-tax charge of approximately $139 million. We are retaining the repurchased fixed-term overriding royalty interests formerly associated with the volumetric production payment agreements.

We expect to recognize a pre-tax gain of between approximately $4.0 billion to $4.5 billion from the disposition of our non-Appalachian E&P operations. This includes expenses related to the disposition plan of between approximately $150 million and $175 million. These expenses include cash expenditures for transaction costs, including employee-related, legal and other costs. These amounts are exclusive of costs associated with the discontinuance of hedge accounting and termination of volumetric production payments described above. The actual gain will depend on the book values of the disposed properties and related liabilities at the closing date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION RESOURCES, INC.
Registrant

/s/ Steven A. Rogers
Steven A. Rogers
Senior Vice President and Chief Accounting Officer

Date: July 9, 2007